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                                                                    EXHIBIT 23.6

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Lions Gate Entertainment Corp., on Form S-3 of our report dated March 21, 2003 relating to the consolidated financial statements of Film Holdings Co., as of December 31, 2002 and 2001 and our report dated March 7, 2002 relating to the consolidated financial statements of Film Holdings Co., as of December 31, 2001 and 2000 which appear in Lions Gate Entertainment Corp.'s Current Report on Form 8-K/A dated December 15, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, CA
April 28, 2004